Exhibit 99.5

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
JUNE 22, 2010

INVESTOR CONTACTS: JEFFREY L. MOBLEY, CFA (405) 767-4763 jeff.mobley@chk.com JOHN J. KILGALLON (405) 935-4441 john.kilgallon@chk.com	MEDIA CONTACT: JIM GIPSON (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2010 SECOND QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATES
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, JUNE 22, 2010 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2010 second quarter operational update to be released after the close of trading on the New York Stock Exchange on Monday, August 2, 2010.  Additionally, the company has scheduled its 2010 second quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, August 3, 2010.

The company has also scheduled a conference call to discuss both releases for Wednesday, August 4, 2010 at 9:00 am EDT.  The telephone number to access the conference call is 913-312-4373 or toll-free 866-454-4205.  The passcode for the call is 9144645.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EDT on Wednesday, August 4, 2010 and will run through midnight Wednesday, August 18, 2010.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 9144645.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website.  The webcast of the conference call will be available on Chesapeake’s website for one year.

Chesapeake Energy Corporation is one of the largest producers of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash and various other unconventional oil plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets. Further information is available at www.chk.com.